Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ContraVir Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, New Jersey 08837

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 No. 333-202625 and Form S-8 No. 333-203867 of ContraVir Pharmaceuticals, Inc. of our report dated September 25, 2015, relating to the financial statements, which appears in this Form 10-K for the year ended June 30, 2015. Our report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

New York, New York

September 25, 2015